EXHIBIT 23.1
Consent of Independent Registered Certified Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82489) of BankAtlantic Bancorp, Inc. of our report dated June 28, 2007 relating to the financial statements of BankAtlantic Security Plus Plan, which appears in this Form 11-K.
PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
June 29, 2007